EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference to our report dated November 13, 2000, on the financial statements of Sporting Magic, Inc. for the year ended August 30, 2000, in the Registration Statement on Form S-8 of Sporting Magic, Inc. for the registration of 175,000 shares of Common Stock under the Compensation and Consulting Agreements.



/s/ Farber & Hass LLP
Oxnard, California
July 10, 2001



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